Exhibit 99.1

Archipelago Holdings and the Pacific Exchange Amend Deal Terms

---Change to all cash terms intended to expedite closing of the merger--

CHICAGO and SAN FRANCISCO – July 22, 2005 – Archipelago Holdings, Inc. (PCX: AX), owner and operator of the Archipelago ExchangeSM (ArcaEx®), and PCX Holdings, Inc. (PCXH), the parent company of the Pacific Exchange, Inc. (PCX) and PCX Equities, Inc., today announced that they have agreed to amend certain terms of Archipelago’s acquisition of PCX Holdings and its subsidiaries.

Under the terms of the amended and restated merger agreement signed by the two companies today, the merger consideration paid to holders of PCX Holdings stock and options will be all in cash, rather than approximately 80 percent in cash and the remaining 20 percent in Archipelago common stock as originally agreed by the parties.  Because an all cash deal will no longer require Archipelago to prepare and file a registration statement with the Securities and Exchange Commission (SEC) with respect to its shares, Archipelago and PCX Holdings believe that this change should accelerate the time to closing of the merger.

The overall structure of the total purchase price that Archipelago will pay at closing is not affected by the amendment.  Archipelago will still pay an amount – now all in cash – that is equal to the sum of the value of shares of Archipelago common stock owned by PCX Holdings at closing (currently 1,645,415 shares), plus $17 million (subject to certain adjustments which are unaffected by the amendment).

As required by the original terms of the agreement, the value of the shares of Archipelago stock held by PCX Holdings will be determined using the average closing price per share of Archipelago’s common stock for the 10 consecutive trading days ending on the last trading day prior to the closing date of the transaction (rather than the 10 trading days prior to signing the original agreement) because Archipelago entered into an agreement to merge with the New York Stock Exchange, Inc. on April 20, 2005.  The exact amounts, in cash, that Archipelago will pay in the transaction will not be determined until closing.

The acquisition continues to be subject to approval by PCX Holdings shareholders and the SEC, as well as other customary closing conditions. PCXH expects to send a proxy to its shareholders within the next two weeks. Subject to such approvals and closing conditions, the acquisition is expected to close in the third quarter of 2005.

The amended and restated merger agreement also includes certain other minor changes to the original agreement that are contained in Archipelago’s filings with the SEC.

About Archipelago

Archipelago Holdings, Inc. (PCX: AX) owns and operates the Archipelago Exchange (ArcaEx). ArcaEx is the first totally open all-electronic stock market in the United States. Through its alliance with the Pacific Exchange, Inc., Archipelago operates ArcaEx as the exclusive equities trading facility of PCX Equities, Inc. Through ArcaEx, Archipelago customers can trade over 8,000 equity securities, including securities listed on the New York Stock Exchange®, Nasdaq®, American Stock Exchange® and Pacific Exchange®. ArcaEx is regulated by the Pacific Exchange. The Archipelago ECN, a precursor to ArcaEx, was one of the four original ECNs, formed in December 1996 with Townsend Analytics.

About the Pacific Exchange

Founded in 1882, the Pacific Exchange ran equities trading floors in both Los Angeles and San Francisco (as well as its San Francisco options floor), at the time it first aligned with Archipelago, which was then operating as an ECN. Archipelago gave the Pacific Exchange $40 million cash and a 10.8 percent equity stake in Archipelago Holdings to become a regulated facility of the Pacific Exchange in 2000, effectively granting it status as an exchange. The Pacific Exchange closed its equities floors and migrated stock trading to the Archipelago Exchange in 2002. At its zenith, the Pacific Exchange traded 18 million shares a day on its two floors. More than 500 million shares now change hands each day on ArcaEx. The Pacific Exchange trades options on more than 1,700 stocks. PCX Plus, its new electronic trading system with an enhanced market structure began operating in October 2003.  For more information, visit http://www.pacificex.com.

Forward-Looking Statements

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Archipelago’s current expectations and involve risks and uncertainties that could cause Archipelago’s actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Factors that could cause Archipelago’s results to differ materially from current expectations include: general economic and business conditions, industry trends, competitive conditions, regulatory developments as well as other risks or factors identified in the Company’s filings with the Securities Exchange Commission, including its Report on Form 10-K for the fiscal year ending December 31, 2004 which is available on the Company’s website at http://www.archipelago.com. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the Federal securities laws, Archipelago undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release.

Important Acquisition Information with Respect to Archipelago’s Merger with the NYSE

In connection with the proposed merger of Archipelago and the NYSE, the parties filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) on July 21, 2005, containing a preliminary joint proxy statement/prospectus regarding the proposed transaction.  The registration statement has not yet become effective.  The parties will file other relevant documents concerning the proposed transaction with the SEC.

Such final documents, however, are not currently available.  ARCHIPELAGO’S SHAREHOLDERS AND MEMBERS OF THE NYSE ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE PARTIES WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Archipelago’s shareholders and members of the NYSE are able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Archipelago and the NYSE, at the SEC’s website (http://www.sec.gov) as they are filed with the SEC. Copies of the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Archipelago, Attention: Investor Relations, at 100 S. Wacker Drive, Suite 1800, Chicago, Illinois 60606 or calling (888) 514-7284.

Archipelago, NYSE and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Archipelago stockholders in respect of the proposed transaction. Information regarding Archipelago’s directors and executive officers is available in Archipelago’s proxy statement for its 2005 annual meeting of stockholders, dated March 31, 2005. Additional information regarding the interests of such potential participants are included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.